Exhibit 99.1

                                  NEWS RELEASE

CONTACT:       Patrick Scanlon, Senior Vice President, Controller
               Penseco Financial Services Corporation
               (570) 346-7741

FOR RELEASE:   4:00 P.M. Eastern Time: October 31, 2008

    PENSECO FINANCIAL SERVICES CORPORATION REPORTS 3RD QUARTER 2008 EARNINGS

SCRANTON, PA, October 31, 2008 -- Penseco Financial Services
Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $61,000 or 2.8% for the three months ended September 30, 2008 to $2,242,000 or $1.04 per share compared with $2,181,000 or $1.01 per share from the year ago period. The increase in net income was primarily attributable to increased net interest income of $298,000 or 5.4% and higher non-interest income offset by higher non-interest expense. Interest on investments increased mainly due to purchases of securities of states & political subdivisions and U.S. Agencies while total interest expense declined mainly from lower deposit costs. The provision for loan losses decreased $141,000 from the year ago period. The allowance for loan losses at September 30, 2008 was 1.21% of total loans compared to 1.22% of total loans at June 30, 2008 and 1.16% total loans at September 30, 2007.

For the nine months ended September 30, 2008, net income increased $1,576,000 or 28.4%, to $7,127,000 or $3.32 per share compared with the year ago period of $5,551,000 or $2.58 per share. The increase in net income was primarily attributable to a one time after tax increase in income of $1,129,000 ($.53 per share) related to VISA, Inc.'s Initial Public Offering, which consisted of a gain from the mandatory partial share redemption by VISA and the reversal of a litigation liability accrual that had been recorded by the Company in the fourth quarter of 2007. Excluding the impact of the VISA transaction, net income increased $447,000 or 8.1% from the first nine months of 2007(1). Net interest income increased $955,000 or 5.9% to $17,072,000 for the nine months ended September 30, 2008 compared to $16,117,000 for the same period of 2007. The increase resulted from higher interest on investments of $425,000 or 7.9% due to purchases of securities of states & political subdivisions and U.S. Agencies. Total interest expense declined mainly due to lower deposit costs. Net interest income after provision for loan losses increased $865,000 or 5.5%. Year to date the provision for loan losses increased $90,000 from the year ago period.

NON-INTEREST INCOME

Total non-interest income increased $323,000 or 12.1% to $2,986,000 for the three months ended September 30, 2008, compared with $2,663,000 for the same period in 2007. Trust department income decreased $35,000 or 8.3% due to the decrease in market value of trust assets. Service charges on deposit accounts increased $158,000 or 64.5% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $101,000 or 6.8% due to higher transaction volume and new business. Other fee income increased $69,000 or 16.7% from prior year levels mostly due to increases in brokerage income of $47,000. Realized gains (losses) on securities increased $25,000 to $23,000 from ($2,000) for the same period of 2007, due to the sale of equity securities and mortgage-backed securities.

Total non-interest income increased $2,229,000 or 33.1% to $8,968,000 during the first nine months of 2008 from $6,739,000 for the same period of 2007. Service charges on deposit accounts increased $306,000 or 40.5% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $300,000 or 8.8%, mainly due to higher transaction volume and new business. Other fee income increased $383,000 or 35.9% mainly from increased brokerage fee income of $326,000 compared to last year. Other operating income increased $79,000 or 114.5% due to increased income on other real estate owned of $49,000, along with an increase in general operating income. The Company realized a gain of $1,213,000 related to VISA, Inc.'s Initial Public Offering, which consisted of a mandatory partial share redemption, during the first quarter of 2008, discussed earlier. Realized gains (losses) on securities decreased $26,000 or 53.1% to $23,000 during the first nine months of 2008 from $49,000 for the same period of 2007.

--------------------------
        1 See pages 8 and 9 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the nine months ended Sepember 30, 2008.

NON-INTEREST EXPENSES

Total non-interest expenses increased $726,000 or 14.2% to $5,826,000 for the three months ended September 30, 2008 compared with $5,100,000 for the same period of 2007. Salaries and employee benefits expense increased $373,000 or 17.7% aided by a $210,000 rebate of health insurance premiums during the third quarter of 2007, along with current quarter increases in salaries and commissions resulting from additional employee hires and increased wealth management revenue. Other operating expenses increased $299,000 or 24.2% aided by a $139,000 rebate of computer processing fees during the third quarter of 2007, along with current quarter increases in professional services of $124,000, brokered money market administrative fees of $25,000 and stationery and supplies of $25,000.

Total non-interest expenses increased $898,000 or 5.8% to $16,341,000 during the nine months of 2008 compared with $15,443,000 for the same period of 2007. Salaries and employee benefits expense increased $592,000 or 8.7% mainly due to increased salaries resulting from additional employee hires, along with increased commissions of $246,000 related to our wealth management division. Premises and fixed assets expense increased $106,000 or 5.4% due to computer system upgrades and increased occupancy expense. Merchant transaction expenses increased $143,000 or 5.4% due to higher transaction volume. Other operating expenses increased $57,000 or 1.4% due to increases in professional services of $285,000, contributions of $91,000, stationery and supplies of $51,000 and general operating expenses, offset by the reversal in the first quarter of 2008 of the $497,000 VISA litigation accrual recorded by the Company in the fourth quarter of 2007. Without the impact of the VISA reversal, total non-interest expenses would have increased $1,395,000 or 9.0%(2).

ASSET QUALITY

The allowance for loan losses at September 30, 2008 was $5,240,000 or 1.21% of total loans compared to $4,600,000 or 1.16% of total loans at September 30, 2007. Management believes the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,352,000 at September 30, 2008, up from $406,000 at September 30, 2007. If interest on those loans had been accrued, such income would have been $186,000 and $253,000 for the nine months ended September 30, 2008 and September 30, 2007, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $67,000 or .016% of average outstanding loans for the three months ended September 30, 2008 compared to $28,000 or .007% at September 30, 2007. Net loan charge-offs amounted to $78,000 or .019% of average outstanding loans for the nine months ended September 30, 2008 compared to $128,000 or .034% at September 30, 2007.

As of September 30, 2008 there are no significant loans as to which management has serious doubt about their collectibility. During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Bankruptcy Act. Currently, the Company holds $8.4 million of TERI loans out of a total student loan portfolio of $20.7 million. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At September 30, 2008 there was $128,000 in such loans placed on non-accrual status, essentially unchanged from June 30, 2008.

At September 30, 2008 and December 31, 2007, the Company did not have any loans specifically classified as impaired.

The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans. The Company's lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

--------------------------
        2 See pages 8 and 9 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the nine months ended Sepember 30, 2008.

INCOME TAX EXPENSE

Applicable income taxes decreased $25,000 or 4.1% to $579,000 for the three months ended September 30, 2008 from $604,000 for the same period of 2007 due to more tax-free income included in overall operating income. Also, applicable income taxes increased $620,000 or 46.5% during the first nine months of 2008 primarily due to the income on the VISA initial public offering and overall higher income.


                     PENSECO FINANCIAL SERVICES CORPORATION

                              FINANCIAL HIGHLIGHTS
              (unaudited) (in thousands, except per share amounts)

                                                   Nine Months Ended
                                                September    September
                                                   30,          30,
                                               -------------------------  Increase      %
 (in thousands, except per share amounts         2008          2007           $      Change
-------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
   Return on Average Assets                      1.55%        1.27%                  22.05%
   Return on Average Equity                     13.14%       10.86%                  20.99%

STOCKHOLDERS' VALUE
   Net Income                                $  7,127     $  5,551        $  1,576   28.39%
   Earnings per share                            3.32         2.58            0.74   28.68%
   Dividends Per Share                           1.24         1.11            0.13   11.71%
   Book Value Per Share                         33.48        32.45            1.03    3.17%
   Market Value Per Share                       39.50        37.50            2.00    5.33%
   Market Value/Book Value Ratio               117.98%      115.56%                   2.09%
   Price Earnings Multiple                       8.92x       10.90x                 -18.17%
   Dividend Payout Ratio                        37.35%       43.02%                 -13.18%
   Dividend Yield                                4.20%        3.95%                   6.33%

SAFETY AND SOUNDNESS
   Stockholders' Equity/Assets Ratio            11.24%       11.82%                  -4.91%
   Total Capital/Risk Weighted Assets           19.80%       19.99%                  -0.95%
   Tier 1 Capital/Risk Weighted Assets          18.55%       18.76%                  -1.12%
   Tier 1 Capital/Average Assets                12.20%       12.01%                   1.58%
   Allowance for Loan Loss
      a Percent of Loans                         1.21%        1.16%                   4.31%
   Non-accrual Loans/Total Loans                 0.31%        0.10%                 210.00%
   Non-performing Assets/Total Assets            0.21%        0.07%                 200.00%

BALANCE SHEET HIGHLIGHTS
   Total Assets                              $639,642     $589,805        $ 49,837    8.45%
   Total Investments                          154,553      142,191          12,362    8.69%
   Net Loans                                  427,740      391,435          36,305    9.27%
   Allowance for Loan Losses                    5,240        4,600             640   13.91%
   Total Deposits                             442,522      423,432          19,090    4.51%
   Stockholders' Equity                        71,914       69,694           2,220    3.19%


                     PENSECO FINANCIAL SERVICES CORPORATION

                           CONSOLIDATED BALANCE SHEETS
              (unaudited) (in thousands, except per share amounts)

                                          September 30,     September 30,
                                              2008              2007
                                          -------------     -------------
ASSETS
Cash and due from banks                     $  7,457           $ 12,358
Interest bearing balances with banks          19,325             13,063
Federal funds sold                             5,000              7,000
                                          -------------     -------------
   Cash and Cash Equivalents                  31,782             32,421
Investment securities:
   Available-for-sale, at fair value          91,029             72,804
   Held-to-maturity (fair value of
   $64,427 and $70,798, respectively)         63,524             69,387
                                          -------------     -------------
   Total Investment Securities               154,553            142,191
Loans, net of unearned income                432,980            396,035
   Less: Allowance for loan losses             5,240              4,600
                                          -------------     -------------
   Loans, Net                                427,740            391,435
Bank premises and equipment                    9,175              9,489
Other real estate owned                            -                  -
Accrued interest receivable                    3,606              3,632
Cash surrender value of life insurance         7,605              7,289
Other assets                                   5,181              3,348
                                          -------------     -------------
   Total Assets                             $639,642           $589,805
                                          =============     =============
LIABILITIES
Deposits:
   Non-interest bearing                       80,944             78,187
   Interest bearing                          361,578            345,245
                                          -------------     -------------
   Total Deposits                            442,522            423,432
Other borrowed funds:
   Repurchase agreements                      45,857             33,295
   Short-term borrowings                         572                625
   Long-term borrowings                       75,275             58,470
Accrued interest payable                       1,090              1,386
Other liabilities                              2,412              2,903
                                          -------------     -------------
   Total Liabilities                         567,728            520,111
                                          -------------     -------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value,
  15,000,000 shares authorized,
  2,148,000 shares issued and
  outstanding)                                    21                 21
Surplus                                       10,819             10,819
Retained earnings                             64,160             59,560
Accumulated other comprehensive income        (3,086)              (706)
                                          -------------     -------------
   Total Stockholders' Equity                 71,914             69,694
                                          -------------     -------------
   Total Liabilities and Stockholders'
    Equity                                  $639,642           $589,805
                                          =============     =============


                     PENSECO FINANCIAL SERVICES CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
              (unaudited) (in thousands, except per share amounts)


                                             Three Months Ended        Nine Months Ended
                                               September 30,             September 30,
                                           -----------------------    --------------------
                                             2008          2007          2008       2007
                                           --------      ---------    ---------  ---------
INTEREST INCOME
Interest and fees on loans                  $6,543         $6,769      $19,640    $19,621
Interest and dividends on investments:
   U.S. Treasury securities and U.S.
   Agency obligations                        1,047            896        3,052      2,859
   States & political subdivisions             849            733        2,521      2,178

   Other securities                             68             84          211        322

Interest on Federal funds sold                  31            129           31        433

Interest on balances with banks                 28            121           62        314
                                           --------      ---------    ---------  ---------
   Total Interest Income                     8,566          8,732       25,517     25,727
                                           --------      ---------    ---------  ---------
INTEREST EXPENSE
Interest on time deposits of $100,000
  or more                                      336            504        1,142     1,540
Interest on other deposits                   1,385          1,858        4,342     5,585
Interest on other borrowed funds             1,017            840        2,961     2,485
                                           --------      ---------    ---------  ---------
   Total Interest Expense                    2,738          3,202        8,445     9,610
                                           --------      ---------    ---------  ---------
   Net Interest Income                       5,828          5,530       17,072    16,117
Provision for loan losses                      167            308          618       528
                                           --------      ---------    ---------  ---------
   Net Interest Income After Provision
   for Loan Losses                           5,661          5,222       16,454    15,589
                                           --------      ---------    ---------  ---------
NON-INTEREST INCOME
Trust department income                        386            421        1,133     1,160
Service charges on deposit accounts            403            245        1,062       756
Merchant transaction income                  1,583          1,482        3,702     3,402
Other fee income                               483            414        1,451     1,068
Bank-owned life insurance income                78             80          236       235
Other operating income                          30             23          148        69
VISA mandatory share redemption                  -              -        1,213         -
Realized (losses) gains on securities,
net                                             23             (2)          23        49
                                           --------      ---------    ---------  ---------
   Total Non-Interest Income                 2,986          2,663        8,968     6,739
                                           --------      ---------    ---------  ---------
NON-INTEREST EXPENSES
Salaries and employee benefits               2,481          2,108        7,405     6,813
Expense of premises and equipment, net         626            605        2,061     1,955
Merchant transaction expenses                1,182          1,149        2,787     2,644
Other operating expenses                     1,537          1,238        4,088     4,031
                                           --------      ---------    ---------  ---------
   Total Non-Interest Expenses               5,826          5,100       16,341    15,443
                                           --------      ---------    ---------  ---------
Income before income taxes                   2,821          2,785        9,081     6,885
Applicable income taxes                        579            604        1,954     1,334
                                           --------      ---------    ---------  ---------
   Net Income                               $2,242         $2,181       $7,127    $5,551
                                           ========      =========    =========  =========
Earnings per Common Share
   (Based on 2,148,000 shares               $ 1.04         $ 1.01       $ 3.32    $ 2.58
   outstanding)
Cash Dividends Declared Per Common Share      0.42           0.37         1.24      1.11


Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates nine offices in Lackawanna, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES: (VISA TRANSACTION)

Certain financial measures contained in the 10-Q exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of September 30, 2008, the value of the Class A shares was $61.39 per share. The value of unredeemed Class A equivalent shares owned by the Company was $2.0 million as of September 30, 2008, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed a $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.


                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                  Nine Months Ended
                                   September 30,
                                       2008            2007            Change
                                  ---------------  --------------  ----------------
Net interest income after
  provision for loan losses          $ 16,454        $ 15,589          $   865
Non-interest income                     8,968           6,739             2,229
Non-interest expense                  (16,341)        (15,443)             (898)
Income tax provision                   (1,954)         (1,334)             (620)
                                  ---------------  --------------  ----------------
   Net income                           7,127           5,551             1,576

Adjustments
Non-interest income Gain on
  mandatory redemption of VISA, Inc.
  class B common stock                 (1,213)              -            (1,213)
Non-interest expense
   Covered litigation
   provision                             (497)              -              (497)
                                  ---------------  --------------  ----------------
   Total Adjustments pre-tax           (1,710)              -            (1,710)
Income tax provision                      581               -               581
                                  ---------------  --------------  ----------------
   After tax adjustments to            (1,129)              -            (1,129)
                                  ---------------  --------------  ----------------
   Adjusted net income               $  5,998         $ 5,551           $   447
                                  ===============  ==============  ================

Return on Average Assets                 1.30%           1.27%
Return on Average Equity                11.05%          10.86%

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2008 was 13.14% (11.05% excluding the VISA IPO impact) and 1.55% (1.30% excluding the VISA IPO impact), respectively. ROE was 10.86% and ROA was 1.27% for the same period last year.